Exhibit 21.1

ATWOOD OCEANICS, INC.
SUBSIDIARY AND AFFILIATED COMPANIES, STATE OR
JURISDICTION OF INCORPORATION AND OWNERSHIP PERCENTAGE

Alpha Achiever Company	Cayman Islands	100%
Alpha Admiral Company	Cayman Islands	100%
Alpha Advantage Company	Cayman Islands	100%
Alpha Archer Company	Cayman Islands	100%
Alpha Aurora Company	Cayman Islands	100%
Alpha Beacon Company	Cayman Islands	100%
Alpha Condor Company	Cayman Islands	100%
Alpha Falcon Company	Cayman Islands	100%
Alpha Falcon Drilling Company	Cayman Islands	100%
Alpha Hunter Company	Cayman Islands	100%
Alpha International Drilling Company S.a.r.l.	Luxembourg	100%
Alpha Mako Company	Cayman Islands	100%
Alpha Leasing Drilling Limited	Mauritius	100%
Alpha Manta Company	Cayman Islands	100%
Alpha Offshore Drilling (Cambodia) Ltd.	Cambodia	100%
Alpha Offshore Drilling (S) Pte. Ltd.	Singapore	100%
Alpha Offshore Drilling Services Company	Cayman Islands	100%
Alpha Offshore Drilling Services Company (Ghana) Ltd.	Ghana	100%
Alpha Offshore International Leasing Limited	UK	100%
Alpha Offshore Singapore Supply Company Pte. Ltd.	Singapore	100%
Alpha Orca Company	Cayman Islands	100%
Alpha Osprey Company	Cayman Islands	100%
Alpha South Pacific Holding Company	Western Australia	100%
Alpha Southern Cross Pty. Ltd.	Western Australia	100%
Alpha Vicksburg Pty. Ltd.	Western Australia	100%
Atwood Advantage S.á r.l.	Luxembourg	100%
Atwood Australian Waters Drilling Pty. Ltd.	Western Australia	100%
Atwood Beacon S.á r.l.	Luxembourg	100%
Atwood Deep Seas, Ltd.	Texas	100%
Atwood Drilling, Inc.	Delaware	100%
Atwood Hunter Co.	Delaware	100%
Atwood Malta Holding Company Limited	Malta	100%
Atwood Oceanics (M) Sdn. Bhd.	Malaysia	100%
Atwood Oceanics Australia Pty. Ltd.	Western Australia	100%
Atwood Oceanics Drilling Mexico S. de R.L. de C.V	Mexico	100%
Atwood Oceanics Global Limited	Cayman Islands	100%
Atwood Oceanics International Limited	Cayman Islands	100%
Atwood Oceanics Leasing Ltd.	Malaysia	100%

Atwood Oceanics Malta Ltd.	Malta	100%
Atwood Oceanics Management, Inc.	Delaware	100%
Atwood Oceanics Pacific Limited	Cayman Islands	100%
Atwood Oceanics Services Mexico,S.de R.L. de C.V	Mexico	100%
Atwood Offshore (Gibraltar) Limited	Gibraltar	100%
Atwood Offshore (Gibraltar) Advantage Limited	Gibraltar	100%
Atwood Offshore (Gibraltar) Beacon Limited	Gibraltar	100%
Atwood Offshore Drilling Ltd.	Hong Kong	100%
Atwood Offshore Labor Company	Cayman Islands	100%
Atwood Offshore Worldwide Limited	Cayman Islands	100%
Atwood Serviços de Perfuração Ltda.	Brazil	100%
Aurora Offshore Services GmbH	Germany	100%
Clearways Offshore Drilling Sdn. Bhd.	Malaysia	49%
Drillquest International Offshore Drilling Services Company	Cayman Islands	100%
Drillquest Offshore Company	Cayman Islands	100%
Pacific Offshore Labor Company	Cayman Islands	100%
PT Alpha Offshore Drilling	Indonesia	100%
PT Pentawood Offshore Drilling	Indonesia	80%
Swiftdrill, Inc.	Cayman Islands	100%
Swiftdrill Malta	Malta	100%
Swiftdrill Nigeria Limited	Nigeria	60%
Swiftdrill Offshore Drilling Services Company	Cayman Islands	100%